Exhibit 99.1

Riverbed Technology Reports Record Third Quarter Results and Announces Two-for-One Stock Split

Revenue increases 17% sequentially and 45% year-over-year to $148 million

•	26th consecutive quarter of year-over-year revenue growth

•	Record operating profit

•	Cash flow from operations of $42 million

Riverbed Technology (NASDAQ: RVBD), the IT performance company, today reported financial results for its third quarter ended September 30, 2010 (Q3’10). Revenues for Q3’10 were $147.8 million, up 17% compared to the second quarter of 2010 (Q2’10), and up 45% compared to the third quarter of 2009 (Q3’09).

Reporting on a GAAP basis, net income for Q3’10 was $13.9 million, or $0.18 per diluted share. This compares to GAAP net income of $6.6 million, or $0.09 per share, in Q2’10 and $5.5 million, or $0.08 per share, in Q3’09. GAAP net income increased 112% over the prior quarter and 154% over the prior year.

Non-GAAP net income for Q3’10 was $26.6 million, or $0.34 per diluted share. This compares to non-GAAP net income of $19.2 million, or $0.25 per diluted share, in Q2’10, and $14.5 million, or $0.19 per diluted share, in Q3’09. Non-GAAP net income increased 38% sequentially and 84% over the prior year. A reconciliation between GAAP and non-GAAP information is contained in the tables below.

“WAN optimization continues to be a strategic spending priority for IT as organizations consolidate and virtualize their global data infrastructures. Riverbed® reported a record-breaking third quarter with growth across all major geographies and industry verticals and is the undisputed technology and market leader,” said Jerry M. Kennelly, Riverbed president and CEO. “In the third quarter, deployment sizes continued to grow as we expanded our presence in the enterprise. We executed well, with the strongest top line growth Riverbed has reported in more than two years, and bottom line growth outpaced the top line, resulting in a 28% non-GAAP operating margin.”

Q3’10 Financial Highlights

•	Total revenue increased 17% sequentially and 45% year-over-year

•	Product revenue increased 22% sequentially and 48% year-over-year

•	Non-GAAP operating profit increased 36% sequentially and 84% year-over-year

•	Non-GAAP operating margin increased to 28.1% compared to 24.2% in Q2’10 and 22.0% in Q3’09

•	Days sales outstanding decreased to 27 days from 32 days in Q2’10 and 42 days in Q3’09

•	Cash and investments grew to $469 million compared to $422 million in Q2’10 and $297 million in Q3’09

Q3’10 Business Highlights

•

Identified as the Advanced Platform WAN optimization controller worldwide market share leader with 40.3% share for Q2’10 based on revenue in the Gartner September 2010 report, “Market Share: Application Acceleration Equipment, Worldwide, 2Q10” (J. Skorupa and N. Pham, September 15, 2010).

•

Further enhanced competitive position with the release of Virtual Steelhead. Virtual Steelhead® extends the reach of Riverbed’s market-leading WAN optimization solutions enabling customers to deploy Riverbed WAN optimization solutions in a wider range of environments that may have specialized requirements, such as ruggedized environments or environments with space limitations, as well as data centers that have been heavily virtualized.

•

Launched Steelhead Mobile 3.1 offering the industry’s only mobile WAN optimization solution for Apple Mac desktops and laptops. Mobile 3.1 also optimizes Citrix Virtual Desktop deployments and Microsoft applications including Exchange 2010 and Sharepoint and Microsoft Online.

•

Achieved EAL4+ certification under the Common Criteria for Information Technology Security Evaluation and Certification Scheme (CCS). By obtaining this certification, Riverbed assures federal agencies and departments that its WAN optimization solution meets stringent government requirements mandated for commercial information security products purchased by the U.S. government for use in national security systems.

Stock Split

Riverbed also announced today that its Board of Directors has approved a two-for-one stock split of the company’s outstanding shares of common stock to be effected in the form of a stock dividend. The stock split will entitle each stockholder of record at the close of business on Monday, November 1, 2010, to receive one additional share for every one share owned as of that date. The additional shares resulting from the stock split are expected to be distributed by the company’s transfer agent on or about Monday, November 8, 2010. Upon the completion of the stock split, Riverbed will have approximately 147 million shares of common stock outstanding.

Conference Call

Riverbed will host a conference call today, October 21, 2010, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss its third quarter 2010 results and outlook for the fourth quarter of 2010. The call will be broadcast live over the Internet at www.riverbed.com/investors. A replay of the conference call will also be available via webcast for 12 months.

Forward Looking Statements

This press release contains forward-looking statements, including statements related to WAN optimization as an IT spending priority and statements related to the record date for the stock split; the date of the distribution of the stock dividend; the amount of the distribution and the number of shares outstanding after the stock split. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include our ability to react to trends and challenges in our business and the markets in which we operate; our ability to anticipate market needs or develop new or enhanced products to meet those needs; the adoption rate of our products; our ability to establish and maintain successful relationships with our distribution partners; our ability to compete in our industry; fluctuations in demand, sales cycles and prices for our products and services; shortages or price fluctuations in our supply chain; our ability to protect our intellectual property rights; additional issuances of common stock before the distribution date; unanticipated delays in effecting the stock split in the form of a stock dividend caused by system or other errors; general political, economic and market conditions and events; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Riverbed’s business are set forth in our Form 10-Q filed for the quarter ended June 30, 2010. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future product, feature or related specification that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. Riverbed reserves the right to modify future product plans at any time.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our past financial performance and future results. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “GAAP to Non-GAAP Reconciliations.” Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax effects and adjustments related to our tax valuation allowance:

Support deferred revenue: Business combination accounting rules require us to account for the fair value of support contracts assumed in connection with our acquisitions. The book value of our deferred support revenue was reduced in the adjustment to fair value. Because these are typically one-year contracts, our GAAP revenues for the one year period subsequent to the acquisition of a business do not reflect the full amount of service revenues on assumed support contracts that would have otherwise been recorded by the acquired entity. The non-GAAP adjustment is intended to reflect the full amount of such revenues. We believe this adjustment is useful to investors as a measure of the ongoing performance of our business because we have historically experienced high renewal rates on support contracts, although we cannot be certain that customers will renew these contracts.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation and stock-based payroll expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations. Investors should note that the use of intangible assets contributed to revenues earned during the periods presented and will contribute to future period revenues as well.

Acquisition related and other expenses: We incurred significant expenses in connection with our acquisition of Mazu and also incurred certain other operating expenses, which we would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses consist of transaction costs, costs for transitional employees, other acquired employee related costs, integration related professional services, and adjustments to the fair value of the acquisition related contingent consideration. We believe it is useful for investors to understand the effects of these items on our total operating expenses.

About Riverbed

Riverbed Technology is the IT performance company. The Riverbed family of wide area network (WAN) optimization solutions liberates businesses from common IT constraints by increasing application performance, enabling consolidation, and providing enterprise-wide network and application visibility – all while eliminating the need to increase bandwidth, storage or servers. Thousands of companies with distributed operations use Riverbed to make their IT infrastructure faster, less expensive and more responsive. Additional information about Riverbed (NASDAQ: RVBD) is available at www.riverbed.com.

Riverbed and any Riverbed product or service name or logo used herein are trademarks of Riverbed Technology, Inc. All other trademarks used herein belong to their respective owners.

INVESTOR RELATIONS CONTACT

Renee Lyall

Riverbed Technology

415-247-6353

Renee.Lyall@riverbed.com

MEDIA CONTACT

Kristalle Ward

Riverbed Technology

415-247-8140

kristalle.ward@riverbed.com

Riverbed Technology, Inc.

GAAP Condensed Consolidated Statements of Operations

In thousands, except per share amounts

Unaudited

	Three months ended September 30,		Nine months ended September 30,
	2010	2009	2010	2009
Revenue:
Product	$102,841	$69,543	$262,083	$190,322
Support and services	44,965	32,506	124,373	90,925

Total revenue	147,806	102,049	386,456	281,247

Cost of revenue:
Cost of product	21,889	14,982	57,133	43,776
Cost of support and services	12,878	9,410	36,476	27,385

Total cost of revenue	34,767	24,392	93,609	71,161

Gross profit	113,039	77,657	292,847	210,086

Operating expenses:
Sales and marketing	56,517	44,192	158,575	127,003
Research and development	21,951	17,302	61,500	50,368
General and administrative	12,078	9,297	34,393	27,382
Acquisition-related costs (credits)	—	(3,008)	2,725	(4,447)

Total operating expenses	90,546	67,783	257,193	200,306

Operating income	22,493	9,874	35,654	9,780

Other income, net	384	141	683	824

Income before provision for income taxes	22,877	10,015	36,337	10,604
Provision for income taxes	8,967	4,546	14,790	4,451

Net income	$13,910	$5,469	$21,547	$6,153

Net income per share, basic	$0.19	$0.08	$0.30	$0.09
Net income per share, diluted	$0.18	$0.08	$0.28	$0.09

Shares used in computing basic net income per share	72,989	69,370	71,831	69,035
Shares used in computing diluted net income per share	78,965	71,968	76,773	71,040

Riverbed Technology, Inc.

GAAP to Non-GAAP Reconciliation

In thousands, except per share amounts

Unaudited

	Three months ended			Nine months ended
GAAP to Non-GAAP Reconciliations:	September 30,	June 30,	September 30,	September 30,

	2010	2010	2009	2010	2009
Reconciliation of Operating Income:
U.S. GAAP as reported	$22,493	$11,028	$9,874	$35,654	$9,780
Adjustments:
Stock-based compensation (1)	17,331	17,715	13,911	50,496	40,431
Payroll tax on stock-based compensation (2)	516	573	40	1,513	318
Amortization on intangibles (3)	1,195	1,195	1,195	3,585	2,916
Acquisition-related costs (credits) (4)	—	—	(3,004)	4,156	(3,576)
Deferred revenue adjustment (5)	—	—	505	—	1,479

As Adjusted	$41,535	$30,511	$22,521	$95,404	$51,348

Reconciliation of Operating Margin:
U.S. GAAP as reported	15.2%	8.7%	9.7%	9.2%	3.5%
Adjustments:
Stock-based compensation (1)	11.8%	14.1%	13.6%	13.1%	14.4%
Payroll tax on stock-based compensation (2)	0.3%	0.5%	0.0%	0.4%	0.1%
Amortization on intangibles (3)	0.8%	0.9%	1.2%	0.9%	1.0%
Acquisition-related costs (credits) (4)	0.0%	0.0%	-2.9%	1.1%	-1.3%
Deferred revenue adjustment (5)	0.0%	0.0%	0.4%	0.0%	0.5%

As Adjusted	28.1%	24.2%	22.0%	24.7%	18.2%

Reconciliation of Net Income:
U.S. GAAP as reported	$13,910	$6,554	$5,469	$21,547	$6,153
Adjustments:
Stock-based compensation (1)	17,331	17,715	13,911	50,496	40,431
Payroll tax on stock-based compensation (2)	516	573	40	1,513	318
Amortization on intangibles (3)	1,195	1,195	1,195	3,585	2,916
Acquisition-related costs (credits) (4)	—	—	(3,004)	4,156	(3,576)
Deferred revenue adjustment (5)	—	—	505	—	1,479
Income tax adjustments (6)	(6,333)	(6,807)	(3,626)	(20,644)	(13,729)

As Adjusted	$26,619	$19,230	$14,490	$60,653	$33,992

Reconciliation of Net Income per share, diluted:
U.S. GAAP as reported	$0.18	$0.09	$0.08	$0.28	$0.09
Adjustments:
Stock-based compensation (1)	0.21	0.22	0.17	0.66	0.55
Payroll tax on stock-based compensation (2)	0.01	0.01	—	0.02	—
Amortization on intangibles (3)	0.02	0.02	0.02	0.05	0.04
Acquisition-related costs (credits) (4)	—	—	(0.04)	0.05	(0.05)
Deferred revenue adjustment (5)	—	—	0.01	—	0.02
Income tax adjustments (6)	(0.08)	(0.09)	(0.05)	(0.27)	(0.19)

As Adjusted	$0.34	$0.25	$0.19	$0.79	$0.46

Non-GAAP Net income per share, basic	$0.36	$0.27	$0.21	$0.84	$0.49
Non-GAAP Net income per share, diluted (7)	$0.34	$0.25	$0.19	$0.79	$0.46

Shares used in computing basic net income per share	72,989	71,936	69,370	71,831	69,035
Shares used in computing diluted net income per share (7)	78,965	76,477	75,301	76,773	73,406

	Three months ended			Nine months ended
GAAP to Non-GAAP Reconciliations:	September 30,	June 30,	September 30,	September 30,

	2010	2010	2009	2010	2009

Non-GAAP adjustments:
Support and services revenue	$—	$—	$505	$—	$1,479
Cost of product	877	881	860	2,623	2,136
Cost of support and services	1,404	1,398	1,121	4,086	3,283
Sales and marketing	7,904	8,030	6,742	23,723	19,848
Research and development	4,923	5,102	3,629	14,775	10,679
General and administrative	3,934	4,072	2,798	11,818	8,590
Other acquisition costs (credits)	—	—	(3,008)	2,725	(4,447)
Provision for income taxes	(6,333)	(6,807)	(3,626)	(20,644)	(13,729)

Total Non-GAAP Adjustments	$12,709	$12,676	$9,021	$39,106	$27,839

(1)	Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718, Compensation - Stock Compensation effective January 1, 2006.
(2)	Payroll tax on stock-based compensation represents the incremental cost for employer payroll taxes on stock option exercises and restricted stock units vested and released.
(3)	The intangible assets recorded at fair value as a result of our acquisition are amortized over the estimated useful life of the respective asset.
(4)	We incurred expenses, such as revaluation of the contingent consideration, in connection with our acquisition, which would not have otherwise occurred in the period presented as part of our operating expenses; therefore, these costs or credits are excluded from our non-GAAP operating expenses.
(5)	Business combination accounting rules require us to account for the fair value of deferred revenue assumed in connection with an acquisition. The non-GAAP adjustment is intended to reflect the full amount of support and service revenue that would have otherwise been recorded by the acquired entity.
(6)	The non-GAAP tax rate excludes the income tax effects of non-GAAP adjustments. Additionally, the non-GAAP tax rate does not assume a valuation allowance on our deferred tax assets.
(7)	Non-GAAP diluted earnings per share and non-GAAP diluted weighted average shares outstanding were calculated excluding the effects of expensing stock options under ASC Topic 718 for the three and nine month periods ended September 30, 2009.

Riverbed Technology, Inc.

Condensed Consolidated Balance Sheets

In thousands

	September 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$129,335	$67,749
Short-term investments	263,319	257,938
Trade receivables, net	43,676	48,468
Inventory	13,345	9,742
Deferred tax assets	13,006	9,451
Prepaid expenses and other current assets	20,567	16,816

Total current assets	483,248	410,164

Long-term investments	76,614	—
Fixed assets, net	21,142	21,698
Goodwill	11,312	11,312
Intangible assets, net	15,804	19,389
Deferred tax assets, non-current	45,265	38,619
Other assets	3,712	4,097

Total assets	$657,097	$505,279

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$31,318	$19,053
Accrued compensation and related benefits	25,124	18,692
Other accrued liabilities	17,444	25,976
Deferred revenue	83,734	64,478

Total current liabilities	157,620	128,199

Deferred revenue, non-current	24,208	21,972
Other long-term liabilities	3,514	2,801

Total long-term liabilities	27,722	24,773

Stockholders’ equity:
Common stock	464,905	367,236
Retained earnings (Accumulated deficit)	6,698	(14,849)
Accumulated other comprehensive gain (loss)	152	(80)

Total stockholders’ equity	471,755	352,307

Total liabilities and stockholders’ equity	$657,097	$505,279

Riverbed Technology, Inc.

Condensed Consolidated Statements of Cash Flows

In thousands

Unaudited

	Nine months ended
	September 30,
	2010	2009
Operating activities:
Net income	$21,547	$6,153
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,388	10,376
Stock-based compensation	50,496	40,431
Deferred taxes	(10,267)	(10,019)
Excess tax benefit from employee stock plans	(9,600)	(1,694)
Changes in operating assets and liabilities:
Trade receivables	4,792	1,608
Inventory	(3,603)	(1,017)
Prepaid expenses and other assets	(3,377)	(2,128)
Accounts payable	12,906	2,398
Accruals and other liabilities	14,385	8,603
Acquisition-related contingent consideration	(5,249)	(4,947)
Income taxes payable	8,355	6,562
Deferred revenue	21,492	17,073

Net cash provided by operating activities	113,265	73,399

Investing activities:
Capital expenditures	(7,876)	(7,173)
Purchase of available for sale securities	(430,659)	(244,208)
Proceeds from maturities of available for sale securities	307,970	181,761
Proceeds from sales of available for sale securities	40,862	13,500
Acquisitions, net of cash acquired	—	(20,469)

Net cash used in investing activities	(89,703)	(76,589)

Financing activities:
Acquisition-related contingent consideration	(9,909)	—
Proceeds from issuance of common stock under employee stock plans, net of repurchases	40,504	15,512
Cash used to net share settle equity awards	(2,300)	—
Payments for repurchases of common stock	—	(29,016)
Payment of debt	—	(5,004)
Excess tax benefit from employee stock plans	9,600	1,694

Net cash provided by (used in) financing activities	37,895	(16,814)
Effect of exchange rate changes on cash and cash equivalents	129	335

Net increase (decrease) in cash and cash equivalents	61,586	(19,669)
Cash and cash equivalents at beginning of period	67,749	95,378

Cash and cash equivalents at end of period	$129,335	$75,709

Riverbed Technology, Inc.

Supplemental Financial Information

In thousands

Unaudited

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,
	2010	2010	2009	2010	2009
Revenue by Geography

United States	$80,839	$63,820	$58,264	$202,970	$156,208
Europe, Middle East and Africa	38,405	36,842	25,747	106,660	75,019
Rest of the world	28,562	25,565	18,038	76,826	50,020

Total revenue	$147,806	$126,227	$102,049	$386,456	$281,247

As a percentage of total revenues:
United States	55%	51%	57%	53%	56%
Europe, Middle East and Africa	26%	29%	25%	28%	27%
Rest of the world	19%	20%	18%	19%	17%

Total revenue	100%	100%	100%	100%	100%

Revenue by Sales Channel

Direct	$7,721	$6,982	$6,640	$23,999	$22,637
Indirect	140,085	119,245	95,409	362,457	258,610

Total revenue	$147,806	$126,227	$102,049	$386,456	$281,247

As a percentage of total revenues:
Direct	5%	6%	7%	6%	8%
Indirect	95%	94%	93%	94%	92%

Total revenue	100%	100%	100%	100%	100%